                                                                 Exhibit 4.1(d)



               ==================================================



                            GREENWOOD TRUST COMPANY
                      Master Servicer, Servicer and Seller


                                      and


                         U.S. BANK NATIONAL ASSOCIATION
                                    Trustee


                      on behalf of the Certificateholders



                             THIRD AMENDMENT TO THE
                        POOLING AND SERVICING AGREEMENT
                          Dated as of October 1, 1993


                            _______________________


                          DISCOVER CARD MASTER TRUST I


               ==================================================


                                  Dated as of
                                 March 30, 1998

        THIS THIRD AMENDMENT TO THE POOLING AND SERVICING AGREEMENT (the "Amendment"), dated as of March 30, 1998, is entered into by and between GREENWOOD TRUST COMPANY, a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Greenwood") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

        WHEREAS Greenwood and the Trustee have entered into the POOLING AND SERVICING AGREEMENT (the "Agreement") dated as of October 1, 1993 relating to Discover Card Master Trust I; and

        WHEREAS pursuant to subsection 13.01(a) of the Agreement, Greenwood and the Trustee desire to amend Sections 3.02, 4.03, 11.01 and 13.01 thereof in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

        1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

        2.  Amendment to the Agreement.  Effective as of the date hereof:

            (a) The following sentence is added at the end of the definition of "Receivables" :

                  Reference herein to a "receivable" shall include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to Section 2.07(b).

            (b) The definition of "Recovered Amounts" is hereby amended and restated as follows:

                  "Recovered Amounts" shall mean all amounts received with respect to receivables in Charged-Off Accounts including without limitation all proceeds from sales of such receivables pursuant to Section 3.02(b).

            (c)   Immediately preceding clause (ii) in the second sentence of
                  Section 3.02(b), the word "and" is deleted and is replaced with a comma.

                 (d) Immediately following clause (ii) in the second sentence of Section 3.02(b), the following clause is added:

                        and (iii) subject to Section 3.02(e), to sell the receivables in any Charged-Off Account.

                 (e)    The following subsection (e) is added to Section 3.02:

                        (e) Each Servicer may sell receivables in Charged-Off Accounts (the "Sold Receivables") pursuant to Section 3.02(b)(iii) solely on the following terms and conditions:

                             (i) The terms of any sale agreement (each a "Sale Agreement") with respect to the Sold Receivables shall not require the Trustee, on behalf of the Trust, to make any representations or warranties with respect to such receivables other than that (x) the Trustee is authorized to execute the Sale Agreement and to consummate the transactions described therein and (y) the Trustee has no knowledge of any Liens with respect to the Sold Receivables other than Liens created pursuant to this Agreement.

                             (ii) On or before the fifth Business Day prior to the date on which the Sale Agreement is to be executed (the "Agreement Date"), such Servicer shall deliver to the Trustee, the Master Servicer and any Credit Enhancement Provider written notice that the Sold Receivables are to be sold on behalf of the Trust and the date on which such sale is to be effective (the "Sale Date").

                             (iii) Such Servicer shall have delivered to the Trustee an Officer's Certificate on the Agreement Date representing and warranting that the Servicer reasonably believes that the consideration to be paid to the Trust for the Sold Receivables, is, as of the Sale Date, fair and adequate in light of then prevailing market conditions. Such Servicer shall also deliver to the Trustee on the Sale Date an Officer's Certificate confirming that all conditions to such sale as set forth in this Section 3.02(e) (other than those in subsection (iv) below) have been satisfied. The Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                            (iv) On or prior to the fifth Business Day following the Sale Date, the Servicer with respect to such Sold Receivables shall deliver to the Trustee a computer file, microfiche list or hard copy containing a true and complete list of all Charged-Off Accounts to which the Sold Receivables relate, identified by originator and account number, which computer file or microfiche list shall as of the Sale Date modify and amend Schedule 1 hereto by deleting therefrom information with respect to any such Charged-Off Account and be made a part of this Agreement.

                 (f) Clause (i) of subsection 4.03(c) is deleted and replaced with:

                        (i) On or before each Distribution Date, the Master Servicer shall deposit into the Collections Account that portion of Collections and Recovered Amounts with respect to the related Due Period that are to be allocated on such Distribution Date and that have not previously been deposited into the Collections Account.

                 (g) Clause (iii) of subsection 11.01(f) is deleted and replaced with:

                        (iii) withdraw from the Trust any (a) Receivables or
                        (b) receivables in Charged-Off Accounts, except for a withdrawal permitted under Sections 2.05(b), 2.07(b), 2.11, 3.02(b), 3.02(e), 12.01 or 12.02.

                 (h) Clause (iii) of subsection 13.01(e) is deleted and replaced with:

                        (iii) the removal from the Trust of Receivables pursuant to Section 2.11 or of receivables in Charged-Off Accounts pursuant to Sections 3.02(b) and 3.02(e),

            3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

            4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Greenwood and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                 GREENWOOD TRUST COMPANY, as Master
                                   Servicer, Servicer and Seller


                                 By: /s/ John J. Coane
                                     ------------------------------------------
                                 Name:   John J. Coane
                                 Title:  Vice President, Director of Accounting
                                             and Treasurer


                                 U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                 By: /s/ Martha Sanders
                                     ------------------------------------------
                                 Name:   Martha Sanders
                                 Title:  Vice President